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EXHIBIT 99.1


                                                             [purchasesoft LOGO]


May 31, 2004


Mr. Steven Flagg
CEO
PurchaseSoft, Inc.
Fidelity Transfer Company
7514 Girard Ave Ste. 1440
La Jolla, CA 92037


Re: Resignation

Dear Steve,

Confirming our recent conversations, I regret to inform you that I am resigning from my position as officer and director of PurchaseSoft effective May 31, 2004. As you know the reasons are entirely personal as the demands of my current position and family are such that I cannot make the contribution to PurchaseSoft that the company needs at this time.

This is in no way a reflection on the performance of the company. In fact, I feel that you, Kevin and Werner are doing a great job and the future of PurchaseSoft is in good hands. If I can do anything to assist in the future, please let me know.

Thank you for the opportunity to work with you. If you have any questions, please don't hesitate to call.

Regards,



/s/ Thomas B. Marsh
-------------------
Thomas B. Marsh

Cc:  Kevin Yanoscik




           7514 Girard Ave Ste 1440, La Jolla, CA 92037 (858)456-6608

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                                     TELEFAX
                                   (ONE PAGE)


MR. KEVIN YANOSCIK, CFO                                   WERNER KUNO LOECHLE
PURCHASESOFT INC                                          STUTTGARTERSTRASSE 123
                                                          D-71229 LEONBERG
FAX. 001-949-263-0337                                     WERNERLOECHLE@AOL.COM
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                                                          FAX 0049-7152-24035

                                                          LEONBERG, FEB 23/2005



Dear Mr Yanoscik

This is to request my transition to "advisory board member" as discussed.

Best Regards


/s/ Werner Kuno Loechle
-----------------------
Werner Kuno Loechle


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